News Release
FOR IMMEDIATE RELEASE

TEREX AGREES TO SELL TRUCK BUSINESS TO VOLVO FOR $160 MILLION
WESTPORT, CT, December 9, 2013 -- Terex Corporation (NYSE: TEX) today announced that it has agreed to sell its truck business to Volvo Construction Equipment for cash proceeds of approximately $160 million. The truck business manufactures and sells off-highway rigid and articulated haul trucks. Included in the transaction is the manufacturing facility in Motherwell, Scotland. The sale, which is subject to government regulatory approvals and other customary closing conditions, is targeted to close in the first half of 2014.

“The truck business has been an important part of our Company for more than three decades and continues to produce world class products with dedicated and talented employees,” said Ron DeFeo, Terex Chairman and Chief Executive Officer. “However, trucks no longer fit within our changing portfolio of lifting and material handling businesses. I am confident that the truck business will benefit by joining a company sharing similar competencies and offering complementary products and services. We are pleased to have entered into this agreement with Volvo, which represents a strong strategic buyer for the business who values our distribution network and team members.”

Mr. DeFeo continued, “The sale of the Truck business reflects our strategy to manage our portfolio of businesses and focus on those businesses that provide the greatest returns for our shareholders. We recently announced the initiation of quarterly cash dividends to our shareholders and a share repurchase program and the proceeds from this sale aid our efforts to improve our financial efficiency and implement these programs.”

Commenting on the rationale of the deal Volvo CE’s president, Pat Olney said: “This is a strategic acquisition that offers Volvo CE considerable scope for growth. The addition of a well-respected range of rigid haulers extends the earthmoving options for customers involved in light mining applications at a time of renewed confidence in the sector. The addition of TEL’s articulated hauler range will enhance our position in this segment, particularly in high-growth markets. We believe that the Motherwell facility and its global team members, as well as the current distribution partners, are valuable to the success of the business in the future.”

Contact Information:
Tom Gelston
Vice President, Investor Relations
Phone: (203) 222-5943
Email: thomas.gelston@terex.com

Forward Looking Statements

This press release contains forward-looking information based on the current expectations of Terex Corporation. Because forward-looking statements involve risks and uncertainties, actual results could differ materially. Such risks and uncertainties, many of which are beyond the control of Terex, include those factors that are more specifically set forth in the public filings of Terex with the Securities and Exchange Commission. Actual events or the actual future results of Terex may differ materially from any forward looking statement due to those and other risks, uncertainties and significant factors. The forward-looking statements speak only as of the date of this press release. Terex expressly disclaims any obligation or undertaking to release publicly any updates or revisions to any forward-looking statement included in this press release to reflect any changes in expectations with regard thereto or any changes in events, conditions, or circumstances on which any such statement is based

About Terex

Terex Corporation is a diversified global manufacturer reporting in five business segments: Aerial Work Platforms, Construction, Cranes, Material Handling & Port Solutions and Materials Processing. Terex manufactures a broad range of equipment for use in various industries, including the construction, infrastructure, quarrying, manufacturing, mining, shipping, transportation, refining, energy and utility industries. Terex offers financial products and services to assist in the acquisition of Terex equipment through Terex Financial Services. Terex uses its website (www.terex.com) and its Facebook page (www.facebook.com/TerexCorporation) to make information available to its investors and the market.

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Terex Corporation
200 Nyala Farm Road, Westport, Connecticut 06880
Telephone: (203) 222-7170, Fax: (203) 222-7976, www.terex.com